Exhibit 99.1

Silo Pharma Announces up to $11.7 Million Private Placement Priced At-The-Market Under Nasdaq Rules

$4 million upfront with up to approximately $7.7 million of potential additional gross proceeds upon the exercise in full of warrants in cash

SARASOTA, FLA., July 10, 2026 -- Silo Pharma, Inc. (Nasdaq: SILO) (“Silo” or “the Company”), a diversified developmental-stage biopharmaceutical company with a therapeutic focus on addressing underserved conditions, including stress-induced psychiatric disorders, chronic pain, and central nervous system (CNS) diseases, today announced that it has entered into definitive agreements for the issuance and sale of 619,965 shares of its common stock (or pre-funded warrants in lieu thereof), Series A-3 warrants to purchase up to an aggregate of 619,965 shares of common stock and short-term Series A-4 warrants to purchase up to an aggregate of 619,965 shares of common stock, at a purchase price of $6.452 per share (or pre-funded warrant in lieu thereof) and associated warrants in a private placement priced at-the-market under Nasdaq rules. The warrants will have an exercise price of $6.21 per share and will be exercisable immediately upon issuance. The Series A-3 warrants will expire five years after the effective date of the Resale Registration Statement (as defined below) and the short-term Series A-4 warrants will expire eighteen months after the effective date of the Resale Registration Statement.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The aggregate gross proceeds to the Company from the offering are expected to be approximately $4 million, before deducting placement agent fees and other offering expenses payable by the Company. The potential additional gross proceeds to the Company from the warrants, if fully exercised on a cash basis, will be approximately $7.7 million. No assurance can be given that any of the warrants will be exercised, or that the Company will receive cash proceeds from the exercise of the warrants. The offering is expected to close on or about July 10, 2026, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The securities described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants sold in the offering, have not been registered under the Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. Pursuant to a registration rights agreement, the Company has agreed to file one or more registration statements with the SEC covering the resale of the unregistered securities to be issued in the offering (the “Resale Registration Statement”).

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Silo Pharma, Inc.

Silo Pharma is a diversified developmental-stage biopharmaceutical company with a therapeutic focus on addressing underserved conditions, including stress-induced psychiatric disorders, chronic pain, and central nervous system (CNS) diseases. The Company’s portfolio includes innovative programs such as SPC-15 for post-traumatic stress disorder (PTSD), SP-26 for fibromyalgia and chronic pain, and a preclinical asset targeting Alzheimer’s disease. Silo’s research is conducted in collaboration with leading universities and laboratories. silopharma.com

Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified using words “could”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “may”, “continue”, “predict”, “potential”, and similar expressions that are intended to identify forward-looking statements. Such statements involve known and unknown risks, uncertainties, and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including statements about the completion of the offering, the satisfaction of customary closing conditions related to the offering, the intended use of proceeds from the offering, the potential exercise of the warrants prior to their expiration and potential proceeds therefrom, changes to anticipated sources of revenues, future economic and competitive conditions, difficulties in developing the Company’s technology platforms, retaining and expanding the Company’s customer base, fluctuations in consumer spending on the Company’s products and other factors. Accordingly, although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company disclaims any obligations to publicly update or release any revisions to the forward-looking information contained in this press release, whether as a result of new information, future events, or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

Contact

(800) 705-0120

investors@silopharma.com